Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 6, 2025, related to the consolidated financial statements of Serve Robotics Inc. (the “Company”) as of and for the year ended December 31, 2024, included in its Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

Newport Beach, California

May 11, 2026